Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

Haemonetics Reports Second Quarter and 1st Half Fiscal 2022 Results; Updates Fiscal 2022 Guidance

Boston, MA, November 9, 2021 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half of fiscal 2022, which ended October 2, 2021:

		2nd Quarter 2022	YTD 2022
■	Revenue, increase	$240 million, 15%	$468 million, 16%
■	Revenue increase (organic)[1]	5%	6%
■	Earnings per diluted share	$0.29	$0.20
■	Adjusted earnings per diluted share	$0.60	$1.09
■	Cash flow from operating activities	$43 million	$42 million
■	Free cash flow before restructuring & restructuring related costs	$29 million	$31 million
	[1] Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures.

Chris Simon, Haemonetics’ CEO, stated: “All of our businesses are building momentum with revenue increases. While we encountered a delay in the acceleration of plasma collections in the quarter, we did see encouraging signs of recovery and our Hospital and Blood Center businesses delivered strong sales despite the resurgence of COVID-19. We anticipate additional growth across in our Plasma and Hospital businesses in the second half of fiscal 22. Our teams continue to show strong resilience overcoming supply chain challenges and we are ready to support our customers as the pandemic recedes.”

GAAP RESULTS

Second quarter fiscal 2022 revenue was $239.9 million, up 14.5% compared with second quarter fiscal 2021. Business unit revenue and growth rates compared with the prior year were as follows:

($ millions)	2nd Quarter 2022 Reported
Plasma	$81.9	4.5%
Hospital	$76.3	49.7%
Blood Center	$76.8	2.4%
Net business unit revenue	$235.0	15.0%
Service	$4.9	(5.4%)
Total net revenue	$239.9	14.5%

Gross margin was 51.1% in the second quarter of fiscal 2022, compared with 50.5% in the second quarter of fiscal 2021. Operating expenses were $98.0 million in the second quarter of fiscal 2022, compared with $47.0 million in the same period in the prior year. The Company had operating income of $24.5 million and a 10.2% operating margin in the second quarter of fiscal 2022, compared with operating income of $58.8 million and an operating margin of 28.1% in second quarter of fiscal 2021. The income tax rates were 25% and 12% in the second quarters of fiscal 2022 and fiscal 2021, respectively. Second quarter fiscal 2022 net income and earnings per diluted share were $14.9 million and $0.29, respectively, compared with net income and earnings per diluted share of $48.1 million and $0.94, respectively, in the second quarter of fiscal 2021.

ADJUSTED RESULTS

Organic revenue for the second quarter of fiscal 2022 was up 5.4% compared with the same period of the prior year. Business unit organic revenue growth rates compared with the same prior year period were as follows:

2nd Quarter 2022 Organic
Plasma	6.8%
Hospital	10.4%
Blood Center	1.6%
Net business unit revenue	5.8%
Service	(7.3%)
Total net revenue	5.4%

Within Hospital, organic revenue growth in the Hemostasis Management product line was 21.1% in the second quarter of fiscal 2022 compared with the same period of the prior year.

Second quarter fiscal 2022 adjusted gross margin was 52.6%, up 40 basis points compared with the same prior year period. The primary drivers of this improvement were the acquisition of our Vascular Closure business, productivity savings from the Operational Excellence Program and favorable product mix, partially offset by the impact of price adjustments as well as inflationary pressures in our global manufacturing and supply chain.

Adjusted operating expenses in the second quarter of fiscal 2022 were $82.4 million, up $16.0 million, or 24.1%, compared with the same prior year period. The increase in adjusted operating expenses was primarily driven by the acquisition of our Vascular Closure business and an increase in freight costs. Adjusted operating income for the second quarter of fiscal 2022 was $43.8 million, up $0.8 million or 2.0%, and adjusted operating margin was 18.3%, down 220 basis points compared with the second quarter of fiscal 2021. The adjusted income tax rate was 22% in the second quarter of fiscal 2022 compared with an adjusted income tax rate of 19% in the second quarter of fiscal 2021.

Second quarter fiscal 2022 adjusted net income was $30.7 million, down $1.0 million or 3.1%, and adjusted earnings per diluted share was $0.60, down 3.2% compared with the second quarter of fiscal 2021.

BALANCE SHEET AND CASH FLOW

Cash on hand at October 2, 2021 was $192.4 million, an increase of $0.1 million since April 3, 2021. Cash flow from operating activities was $42.7 million and free cash flow before restructuring and restructuring related costs was $29.3 million during the second quarter of fiscal 2022, compared with $29.2 million and $27.3 million, respectively, in the second quarter of fiscal 2021.

During the second quarter of fiscal 2022, the Company also had net debt repayments of $4.4 million as compared with net borrowings of $64.4 million in the same prior year period.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION, EUROPEAN UNION MEDICAL DEVICE REGULATION AND IN VITRO DIAGNOTIC REGULATION, GAIN ON DIVESTITURES AND SALE OF ASSETS

The Company incurred restructuring and restructuring related costs of $4.5 million in the second quarter of fiscal 2022 compared with $4.4 million in the second quarter of fiscal 2021 and deal amortization expenses of $11.4 million in the second quarter of fiscal 2022 compared with $8.1 million in the second quarter of fiscal 2021.

In addition, during the second quarter of fiscal 2022, the Company incurred $2.3 million of costs related to the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $0.7 million of such costs in the second quarter of fiscal 2021. The Company also recorded a gain on divestitures and sale of assets of $31.5 million during the second quarter of fiscal 2021.

FISCAL 2022 GUIDANCE

The Company revised its GAAP total revenue growth guidance from 13 – 18% to 13 – 17% and organic revenue growth guidance issued on November 9, 2021 as follows:

	Previous Organic[1] Guidance	Current Organic[1] Guidance
Total revenue	8 - 12%	7 - 10%
Plasma revenue	15 - 25%	10 - 20%
Hospital revenue	15 - 20%	15 - 20%
Blood Center revenue	(6 - 8%)	(3 - 5%)
[1]Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Total company GAAP revenue guidance includes $80 - $90 of million revenue related to Vascular Closure. Hospital organic revenue guidance includes a Hemostasis Management organic revenue growth rate in the mid-twenties.

Additionally, the Company affirmed its adjusted operating margin, adjusted earnings per diluted share and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	19 - 20%	18 - 19%
Adjusted earnings per diluted share	$2.60 - $3.00	$2.40 - $2.65
Free cash flow, before restructuring & restructuring related costs	$135M - $155M	$115M - $135M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss second quarter fiscal 2022 results on Tuesday, November 9, 2021 at 8:00am EST. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 3529538. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/apntfy73

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/1f8f1f7d-24a0-46a4-8c34-20846dcc0a28

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including the scope and duration of the outbreak; government actions and restrictive measures implemented in response; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from the Company’s acquisition of Cardiva Medical Inc., including any failure to realize the anticipated benefits of the transaction; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Second Quarter of FY22 and FY21
(Data in thousands, except per share data)

	10/2/2021	9/26/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$239,897	$209,486	14.5%
Gross profit	122,541	105,744	15.9%

R&D	10,853	6,763	60.5%
S,G&A	75,778	63,570	19.2%
Amortization of intangible assets	11,400	8,127	40.3%
Gain on divestitures and sale of assets	—	(31,498)	n/m
Operating expenses	98,031	46,962	108.7%

Operating income	24,510	58,782	(58.3)%

Interest and other expense, net	(4,588)	(3,826)	19.9%
Income before taxes	19,922	54,956	(63.7)%

Tax expense	5,066	6,855	(26.1)%

Net income	$14,856	$48,101	(69.1)%

Net income per common share assuming dilution	$0.29	$0.94	(69.1)%

Weighted average number of shares:
Basic	51,039	50,696
Diluted	51,458	51,093

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	51.1%	50.5%	0.6%
R&D	4.5%	3.2%	1.3%
S,G&A	31.6%	30.3%	1.3%
Operating income	10.2%	28.1%	(17.9)%
Income before taxes	8.3%	26.2%	(17.9)%
Net income	6.2%	23.0%	(16.8)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Year-to-Date FY22 and FY21
(Data in thousands, except per share data)

	10/2/2021	9/26/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$468,425	$405,063	15.6%
Gross profit	230,626	195,774	17.8%

R&D	23,554	14,513	62.3%
S,G&A	166,996	125,863	32.7%
Amortization of intangible assets	23,779	16,399	45.0%
Gain on divestitures and sale of assets	(9,603)	(31,498)	n/m
Operating expenses	204,726	125,277	63.4%

Operating income	25,900	70,497	(63.3)%

Interest and other expense, net	(8,986)	(7,561)	18.8%
Income before taxes	16,914	62,936	(73.1)%

Tax expense	6,512	4,308	51.2%

Net income	$10,402	$58,628	(82.3)%

Net income per common share assuming dilution	$0.20	$1.15	(82.6)%

Weighted average number of shares:
Basic	50,989	50,557
Diluted	51,358	51,170

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.2%	48.3%	0.9%
R&D	5.0%	3.6%	1.4%
S,G&A	35.7%	31.1%	4.7%
Operating income	5.5%	17.4%	(11.9)%
Income before taxes	3.6%	15.5%	(11.9)%
Net income	2.2%	14.5%	(12.3)%

Revenue Analysis for the Second Quarter of FY22 and FY21
(Data in thousands)

	Three Months Ended
	10/2/2021	9/26/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$81,940	$78,408	4.5%	0.3%	—%	(2.6)%	6.8%
Blood Center	76,742	74,913	2.4%	1.7%	(0.9)%	—%	1.6%
Hospital(3)	76,307	50,978	49.7%	0.9%	38.4%	—%	10.4%
Net business unit revenues	$234,989	$204,299	15.0%	1.0%	8.8%	(0.6)%	5.8%
Service	4,908	5,187	(5.4)%	1.9%	—%	—%	(7.3)%
Total net revenues	$239,897	$209,486	14.5%	1.0%	9.0%	(0.9)%	5.4%
(1) Reflects the impact in Blood Center resulting from the divestiture of Inlog Holdings France SAS (“InLog”). Also reflects the impacts in Hospital of 40.5% related to the acquisition of Vascular Closure from Cardiva Medical Inc. and of (2.1%) related to the divestiture of InLog.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $31.5 million and $26.0 million for the three months ended October 2, 2021 and September 26, 2020, respectively. Hemostasis Management revenue increased 21.0% in the second quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hemostasis Management revenue increased 21.1%, on an organic basis, in the second quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $20.8 million for the three months ended October 2, 2021. Vascular Closure revenue is excluded on an organic growth basis.

Revenue Analysis for the Year-to-Date FY22 and FY21
(Data in thousands)

	Six Months Ended
	10/2/2021	9/26/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$153,784	$146,619	4.9%	0.6%	—%	(2.2)%	6.5%
Blood Center	149,687	152,702	(2.0)%	2.6%	(2.4)%	—%	(2.2)%
Hospital(3)	154,801	95,817	61.6%	2.7%	41.0%	—%	17.9%
Net business unit revenues	$458,272	$395,138	16.0%	1.9%	8.8%	(0.6)%	5.9%
Service	10,153	9,925	2.3%	4.3%	—%	—%	(2.0)%
Total net revenues	$468,425	$405,063	15.6%	1.9%	8.7%	(0.7)%	5.7%
(1) Reflects the impacts in Blood Center of (1.5%) and (0.9%) related to the divestitures of the Company’s U.S. blood donor management software solutions assets and of Inlog, respectively. Also reflects the impacts in Hospital of 41.3% related to the acquisition of Vascular Closure from Cardiva Medical Inc. and of (0.3%) related to the divestiture of InLog.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $63.7 million and $50.0 million for the six months ended October 2, 2021 and September 26, 2020, respectively. Hemostasis Management revenue increased 27.4% in the first six months of fiscal 2022 as compared with the same period of fiscal 2021. Hemostasis Management revenue increased 25.9%, on an organic basis, in the first six months of fiscal 2022 as compared with the same period of fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $42.6 million for the six months ended October 2, 2021. Vascular Closure revenue is excluded on an organic growth basis.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	10/2/2021	4/3/2021
	(unaudited)
Assets
Cash and cash equivalents	$192,420	$192,305
Accounts receivable, net	141,305	127,555
Inventories, net	322,661	322,614
Other current assets	42,860	51,072
Total current assets	699,246	693,546
Property, plant & equipment, net	223,747	217,559
Intangible assets, net	337,249	365,483
Goodwill	468,590	466,444
Other assets	72,665	76,891
Total assets	$1,801,497	$1,819,923

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$82,733	$17,016
Other current liabilities	205,737	236,479
Total current liabilities	288,470	253,495
Long-term debt	698,043	690,592
Other long-term liabilities	116,435	144,166
Stockholders' equity	698,549	731,670
Total liabilities & stockholders' equity	$1,801,497	$1,819,923

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	10/2/2021	9/26/2020
	(unaudited)
Cash Flows from Operating Activities:
Net income	$10,402	$58,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,567	41,603
Contingent consideration expense	9,345	—
Share-based compensation expense	12,807	12,119
Amortization of fair value inventory step-up	5,295	—
Impairment of assets	5,144	1,028
Amortization of deferred finance costs	1,813	286
Deferred tax benefit	898	(3,031)
Provision for losses on inventory	114	1,057
Gains on divestitures and sale of assets	(9,603)	(31,498)
Change in other non-cash operating activities	861	76
Change in accounts receivable, net	(14,574)	22,391
Change in inventories, net	(5,475)	(38,189)
Change in other working capital	(23,814)	(23,503)
Net cash provided by operating activities	41,780	40,967
Cash Flows from Investing Activities:
Capital expenditures	(34,731)	(16,035)
Acquisition	(2,500)	(16,606)
Proceeds from divestitures	—	44,978
Proceeds from sale of property, plant and equipment	860	902
Net cash (used in) provided by investing activities	(36,371)	13,239
Cash Flows from Financing Activities:
Borrowings, net of repayments	(8,750)	81,250
Proceeds from employee stock programs	3,779	3,403
Other	22	(20)
Net cash (used in) provided by financing activities	(4,949)	84,633
Effect of exchange rates on cash and cash equivalents	(345)	3,019
Net Change in Cash and Cash Equivalents	115	141,858
Cash and Cash Equivalents at Beginning of the Period	192,305	137,311
Cash and Cash Equivalents at End of Period	$192,420	$279,169

Free Cash Flow Reconciliation:
Cash provided by operating activities	$41,780	$40,967
Capital expenditures, net of proceeds from sale of property, plant and equipment	(33,871)	(15,133)
Free cash flow after restructuring and restructuring related costs	7,909	25,834
Restructuring and restructuring related costs	29,399	15,791
Tax benefit on restructuring and restructuring related costs	(6,139)	(3,422)
Free cash flow before restructuring and restructuring related costs	$31,169	$38,203

Reconciliation of Adjusted Measures for the Second Quarter of FY22 and FY21
(Data in thousands except per share data)
	Three Months Ended
	10/2/2021	9/26/2020
	(unaudited)
GAAP gross profit	$122,541	$105,744
Restructuring and restructuring related costs	3,430	3,277
Impairment of assets and PCS2 related charges	185	309
Adjusted gross profit	$126,156	$109,330

GAAP operating expenses	$98,031	$46,962
Deal amortization	(11,400)	(8,136)
Integration and transaction costs	(625)	(1,773)
MDR and IVDR costs(1)	(2,347)	(736)
Restructuring and restructuring related costs	(1,083)	(1,163)
Litigation-related charges	(145)	—
Impairment of assets and PCS2 related charges	(65)	(267)
Gain on divestitures and sale of assets	—	31,498
Adjusted operating expenses	$82,366	$66,385

GAAP operating income	$24,510	$58,782
Deal amortization	11,400	8,136
Integration and transaction costs	625	1,773
Restructuring and restructuring related costs	4,513	4,440
Impairment of assets and PCS2 related charges	250	576
MDR and IVDR costs(1)	2,347	736
Litigation-related charges	145	—
Gain on divestitures and sale of assets	—	(31,498)
Adjusted operating income	$43,790	$42,945

GAAP net income	$14,856	$48,101
Deal amortization	11,400	8,136
Integration and transaction costs	625	1,773
Restructuring and restructuring related costs	4,513	4,440
Impairment of assets and PCS2 related charges	250	576
MDR and IVDR costs(1)	2,347	736
Litigation-related charges	145	—
Gain on divestitures and sale of assets	—	(31,498)
Tax impact associated with adjustments	(3,437)	(636)
Adjusted net income	$30,699	$31,628

GAAP net income per common share	$0.29	$0.94
Adjusted items after tax per common share assuming dilution	0.31	(0.32)
Adjusted net income per common share assuming dilution	$0.60	$0.62
(1)Refers to the European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) costs.

Reconciliation of Adjusted Measures for Year-to-Date FY22 and FY21
(Data in thousands except per share data)
	Six Months Ended
	10/2/2021	9/26/2020
	(unaudited)
GAAP gross profit	$230,626	$195,774
Restructuring and restructuring related costs	11,512	4,484
Integration and transaction costs	5,295	90
Impairment of assets and PCS2 related charges	3,715	1,232
Adjusted gross profit	$251,148	$201,580

GAAP operating expenses	$204,726	$125,277
Deal amortization	(23,779)	(16,399)
Integration and transaction costs	(12,063)	(2,973)
MDR and IVDR costs(1)	(4,718)	(1,489)
Restructuring and restructuring related costs	(3,056)	(3,956)
Litigation-related charges	(1,083)	—
Impairment of assets and PCS2 related charges	(178)	(1,850)
Gain on divestitures and sale of assets	9,603	31,498
Adjusted operating expenses	$169,452	$130,108

GAAP operating income	$25,900	$70,497
Deal amortization	23,779	16,399
Integration and transaction costs	17,358	3,063
Restructuring and restructuring related costs	14,568	8,440
Impairment of assets and PCS2 related charges	3,893	3,082
MDR and IVDR costs(1)	4,718	1,489
Litigation-related charges	1,083	—
Gain on divestitures and sale of assets	(9,603)	(31,498)
Adjusted operating income	$81,696	$71,472

GAAP net income	$10,402	$58,628
Deal amortization	23,779	16,399
Integration and transaction costs	17,358	3,063
Restructuring and restructuring related costs	14,568	8,440
Impairment of assets and PCS2 related charges	3,893	3,082
MDR and IVDR costs(1)	4,718	1,489
Litigation-related charges	1,083	—
Gain on divestitures and sale of assets	(9,603)	(31,498)
Tax impact associated with adjustments	(10,066)	(4,241)
Adjusted net income	$56,132	$55,362

GAAP net income per common share	$0.20	$1.15
Adjusted items after tax per common share assuming dilution	0.89	(0.07)
Adjusted net income per common share assuming dilution	$1.09	$1.08
(1)Refers to the European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) costs.

Projected Fiscal 2022 GAAP and Organic Revenue Growth Rates
FY 2022
GAAP Revenue Growth	13 - 17%
Currency impact	(1%)
Acquisitions and divestitures(1)	(7-8%)
Other strategic exits(2)	1%
53rd week(3)	1%
Organic Revenue Growth	7 - 10%
(1) Reflects adjustment to fiscal 2021 revenue as a result of the divestiture of the Company’s U.S. blood donor management software solutions assets and Inlog Holdings France SAS, as well as an adjustment to fiscal 2022 revenue related to the acquisition of Cardiva Medical, Inc.

(2) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Reflects adjustment to fiscal 2021 revenue for the impact of the 53rd week.